                                                        EXHIBIT 10.1


                              ESSEX PROPERTY TRUST, INC.
                                777 California Avenue
                                 Palo Alto, CA  94304



                                   October 21, 1996


Tiger/Westbrook Real Estate Fund, L.P.
Tiger/Westbrook Real Estate Co-Investment
  Partnership, L.P.
c/o Westbrook Real Estate Partners, L.L.C.
599 Lexington Avenue
Suite 3800
New York, NY 10022

Re:    Limitations on Ownership of Stock of
       Essex Property Trust, Inc. (the "Company")
       -------------------------------------------

Gentlemen:

       In connection with the transactions contemplated by that certain Stock Purchase Agreement dated as of June 20, 1996, as amended (the "Stock Purchase Agreement"), between the Company and Tiger/Westbrook Real Estate Fund, L.P. and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P. (collectively, together with any nominee or nominees in whose name securities may be held, "Buyer"), the Company has solicited and obtained the approval of the stockholders of the Company to an amendment to the charter of the Company (the "Charter") that makes certain modifications to the ownership limitations set forth in the Charter to, among other things, facilitate the transactions contemplated by the Stock Purchase Agreement (the "Charter Amendment"). The details of the Charter Amendment are more particularly described under Proposal 2 of the Proxy Statement of the Company dated September 5, 1996 (the "Proxy Statement"), prepared and submitted by the Company to its stockholders in preparation for the special meeting of the stockholders at which the stockholders of the Company approved, among other things, the Charter Amendment.

       As more particularly set forth in the Proxy Statement, the Charter Amendment provides that the Board of Directors (as defined in the Charter) may exempt holders of the Company's Equity Stock (as defined in the Charter) (other than individuals for the purposes of Section 542(a)(2) of the Code
[as defined in the Charter]) from the Ownership Limit or Existing Holder Limit (as both such terms are defined in the Charter) conditioned upon, among other things, the receipt by the Company of an opinion of counsel to the effect that such holder's exemption and Beneficial Ownership of Equity Stock (as such term is defined in the Charter) will not cause the Company to violate certain requirements of the Code for maintaining the Company as a real


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October 21, 1996
Page 2


estate investment trust ("REIT") under the Code (the "REIT Requirements"). The Charter Amendment provides, in addition, that any exemption that would allow a holder to Beneficially Own or Constructively Own (as both such terms are defined in the Charter) shares of the Company's Equity Stock with an aggregate value that is greater than 25% of the value of the outstanding shares of stock of the Company (the "25% Limit") shall require a ruling (an "IRS Ruling") from the Internal Revenue Service ("IRS") authorizing such exemption, in addition to the other requirements of the Charter Amendment.

       The Company and the Buyer now wish to provide for certain obligations of the Company and the Buyer in connection with any request for an IRS Ruling made by any holder (other than the Buyer) pursuant to the Charter Amendment. Accordingly, the Company and the Buyer hereby agree as follows:

       1. If in compliance with the requirements of the Charter Amendment, an IRS Ruling is required to be obtained with respect to the proposed acquisition (the "Proposed Acquisition") of Equity Stock by any stockholder or proposed stockholder of the Company (other than the Buyer or an affiliate of the Buyer) (the "Third Party"), the Company shall promptly notify (the "Company Notice") the Buyer in writing of the Proposed Acquisition. The Company Notice shall (x) identify the Third Party and (y) set forth the maximum aggregate value of the Third Party's permitted Beneficial Ownership of Equity Stock (assuming completion of the Proposed Acquisition) as a percentage of the aggregate value of the outstanding shares of Equity Stock (as such percentage may be adjusted pursuant to paragraph 5 below, the "Holder Percentage Ownership Limit"). The Buyer shall have fifteen (15) business days after delivery of the Company Notice in which to notify the Company in writing (the "Election Notice") that the Buyer elects to cause a request to be made for the Buyer Ruling (as hereinafter defined) and to otherwise proceed to obtain an exemption from the Ownership Limit, in the manner described in the succeeding paragraphs, provided however, the Buyer shall have no rights, and the Company shall have no obligations, hereunder with regard to the Proposed Acquisition, unless, as of the date of delivery of the Election Notice, (a) if the average of the last reported sale prices per share of the Company's Common Stock (as defined in the Stock Purchase Agreement), as determined by the provisions of Section 5(e)(vii) of the Articles Supplementary, filed July 1, 1996, for the Company's 8.75% Convertible Preferred Stock, Series 1996A (the "Articles Supplementary"), on each of the ten (10) consecutive Trading Days (as defined in the Articles Supplementary) preceding the date on which the Buyer delivers the Election Notice (the "Average Closing Price") is equal to or less than $23.00, Buyer and those of its affiliates that are controlled by Westbrook Real Estate Partners, L.L.C., considered together as a whole (collectively, the "Buyer Entities"), hold no less than $10 million in value of such Common Stock (calculated by multiplying the number of shares of such Common Stock held by the Buyer Entities [assuming conversion of all shares of Preferred Stock
(as defined in the Stock Purchase Agreement) held by the Buyer Entities into shares of such Common Stock at the Conversion Price (as defined in the Articles Supplementary)] by the Average Closing Price), or (b) if the Average Closing Price is greater than $23.00, the Buyer Entities hold no less than $25 million in value of such Common Stock (calculated by multiplying the number of shares of such Common Stock held by the Buyer

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October 21, 1996
Page 3


Entities [assuming conversion of all shares of Preferred Stock held by the Buyer Entities into shares of such Common Stock at the Conversion Price] by the Average Closing Price), provided that if, prior to June 20, 1997, such Average Closing Price is greater than $23.00, the value of the Common Stock held by the Buyer Entities shall be calculated as if Buyer purchased all 1,600,000 shares of Preferred Stock contemplated to be purchased by Buyer under the Stock Purchase Agreement (excluding, however, any shares of Preferred Stock actually purchased by Buyer and subsequently transferred to any person or entity other than a Buyer Entity). In the event that the Company does not receive the Election Notice within the fifteen (15) business days prescribed by the preceding sentence, the Buyer shall be deemed to have irrevocably and forever waived all of its rights pursuant to this paragraph as to the Proposed Acquisition triggering the Election Notice (but not as to any future Proposed Acquisition).

       2. If the Buyer makes the election described in the previous paragraph, the Company shall (a) promptly, but in no event later than the date on which the Buyer Ruling Request (as hereinafter defined) is filed, recommend to the Board of Directors that, conditioned upon the Company's receipt of the Buyer Ruling, an opinion of counsel and such undertakings and other items required by the Charter Amendment, and subject to the terms of this agreement, the Board of Directors issue an exemption from the Ownership Limit to the Buyer, increasing the Buyer's maximum permitted ownership of Equity Stock to the Holder Percentage Ownership Limit, as the same may be adjusted pursuant to paragraph 3 hereof and (b) file a request for a ruling from the IRS, authorizing the Buyer to own Equity Stock up to the Holder Percentage Ownership Limit (the "Buyer Ruling Request"). The Company shall file the Buyer Ruling Request concurrently with the request for a ruling from the IRS authorizing the Third Party to own Equity Stock up to the Holder Percentage Ownership Limit (the "Third Party Ruling Request"), provided that the Buyer shall (without limiting Buyer's cooperation obligations under paragraph 3 below) have provided all information it is required to provide for the Buyer Ruling Request and shall have approved the Buyer Ruling Request by the later of (a) the date that the Third Party Ruling Request is prepared to be filed or (b) fifteen (15) business days after the Company's receipt of the Election Notice. The Company shall use to file the Buyer Ruling Request and obtain the IRS Ruling approving the Buyer Ruling Request, as the same may be modified pursuant to paragraph 5 below (the "Buyer Ruling"), the greater of (i) the efforts it is required by contract with the Third Party to file the Third Party Ruling Request and obtain the IRS Ruling approving the Third Party Ruling Request, as the same may be modified pursuant to paragraph 5 below (the "Third Party Ruling"), and (ii) the actual efforts it uses to file the Third Party Ruling Request and obtain the Third Party Ruling. Notwithstanding the foregoing, the Buyer acknowledges and agrees that, subject to paragraph 5 below, (a) any failure to obtain the Buyer Ruling shall not affect the validity of the Third Party Ruling as to the Proposed Acquisition (if obtained) or delay, impair or otherwise affect, in any manner, the consummation of the Proposed Acquisition, and (b) any failure to obtain the Third Party Ruling shall not affect the validity of the Buyer Ruling (if obtained) or delay, impair or otherwise affect, in any manner, the purchase by the Buyer of any shares of Equity Stock permitted pursuant to the exemption under the Charter Amendment granted to the Buyer by the Board pursuant to the Buyer Ruling.


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October 21, 1996
Page 4


       3. Buyer agrees to promptly cooperate with the Company in its preparation of all documents required in connection with the Buyer Ruling Request and the obtainment of the Buyer Ruling, including, providing information as to the nature of Buyer's investors, provided that any representations required to be made by Buyer to the Company shall not differ materially from Buyer's August 1996 representations to the Company in connection with the Company's August 1996 IRS ruling request relating to Buyer and provided further that Buyer may refuse to provide information if it reasonably believes that doing so would be adverse to its interests. Notwithstanding, the foregoing, if the IRS requires Buyer to provide information or representations that Buyer is not required to provide pursuant to the previous sentence, and Buyer refuses to provide any such information or representations, the Company's obligation to file the Buyer Ruling Request and/or to obtain the Buyer Ruling shall immediately and automatically terminate. The Company shall promptly provide the Buyer with copies of any and all correspondence and other items received from the IRS or delivered by the Company to the IRS in connection with the filing and processing of the Buyer Ruling Request (and, if and to the extent not limited or prohibited by any confidentiality arrangement between the Third Party and the Company, the Third Party Ruling Request). Prior to any material communication with the IRS initiated by the Company in connection with the Buyer Ruling Request, the Company shall notify (orally or in writing) the Buyer of the reason for and the general nature of such communication.

       4. If the Buyer Ruling is not obtained prior to the later of (a) the date which is six (6) months after the date on which the Company submits to the IRS the Buyer Ruling Request, (b) the date, if any, on or prior to which the Company has agreed with the Third Party to obtain the Third Party Ruling, or (c) if no such date has been agreed upon between the Company and the Third Party, the date on which (x) the Company withdraws the Third Party Ruling Request, (y) the date on which the Third Party Ruling is received by the Company or (z) the date on which the IRS denies or rejects the Third Party Ruling Request, the Company shall have no further obligation to obtain the Buyer Ruling and any and all rights of the Buyer with respect to the Buyer Ruling or with respect to the Proposed Acquisition (but not with respect to any future Proposed Acquisition) shall immediately and automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations with respect thereto (other than the Company's and the Buyer's obligations under paragraph 10 below).

       5. Notwithstanding anything to the contrary set forth in paragraph 2 above, the Holder Percentage Ownership Limit shall be adjusted as follows:
if the Third Party Ruling Request or the Buyer Ruling Request is, or both are, denied by the IRS or, if, with respect to the Third Party Ruling, the Buyer Ruling or both, the IRS approves an exemption from the Ownership Limit that is lower than the Holder Percentage Ownership Limit requested in the Third Party Ruling Request and/or the Buyer Ruling Request, in either case due in whole or in part (but for no other reason) to a determination by the IRS that the granting of both the requested Buyer Ruling, in full, and the requested Third Party Ruling, in full, could cause the Company to violate the REIT Requirements, the Holder Percentage Ownership Limit shall, at the option of Buyer (the "Buyer Option"), to be exercised no later than four (4) business days after Buyer's receipt of notice of


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October 21, 1996
Page 5


such denial or determination by the IRS (provided that Buyer's failure to exercise the Buyer Option within such period shall constitute an election by Buyer not to exercise the Buyer Option), and if approved by the IRS, be reduced by the amount required by the IRS to grant the Third Party Ruling and the Buyer Ruling, such that the Holder Percentage Ownership Limit, as adjusted, does not permit any holder of Equity Stock to cause the Company to violate the REIT Requirements. If Buyer timely exercises the Buyer Option, Buyer and the Company shall promptly and reasonably cooperate to appropriately amend the Buyer Ruling Request and to cause the Third Party Ruling Request to be amended, as necessary, and to provide all other documents, as and to the extent required by the IRS to issue the Third Party Ruling and the Buyer Ruling, in each case providing for the reduced Holder Percentage Ownership Limit. Notwithstanding the foregoing, if (a) the reduction in the Holder Percentage Ownership Limit is required due to the Buyer Ruling Request (or any documents or information provided to the IRS in connection therewith), including, without limitation, due to the ownership structure of Buyer or the nature of the beneficial owners of Buyer, (b) Buyer timely exercises the Buyer Option and the IRS approves that the Holder Percentage Ownership Limit as reduced, (c) pursuant to the terms of the Proposed Acquisition, the Third Party has a binding obligation to purchase Equity Stock from the Company (and not from a third party, pursuant to a private sale or purchases on the secondary market or otherwise), the amount of which Equity Stock is reduced (the value of the amount of Equity Stock subject to such reduction, the "Reduction Amount") due to the reduction in the Holder Percentage Ownership Limit, and (d) the Holder Percentage Ownership Limit (prior to any adjustment hereunder) was determined by the Company and the Third Party pursuant to a good faith expectation (assuming that no Buyer Ruling Request would be made) that the IRS would approve the Third Party Ruling without any adjustment hereunder; then, as and when such purchases would have been required by the Third Party pursuant to the Proposed Acquisition, the Buyer Entities shall, collectively, in the aggregate, purchase (on the secondary market or otherwise) shares of Equity Stock (either in the form of Common Stock or such other Equity Stock as mutually agreed upon between Buyer and the Company) equal in value to the Reduction Amount, provided, however, that the Buyer Entities' obligations to make such purchase shall be subject to the satisfaction (or waiver) of all conditions precedent to the Third Party's obligation to purchase all shares of Equity Stock required to be purchased by the Third Party pursuant to the Proposed Transaction (other than any condition relating to a reduction in the Holder Percentage Ownership Limit contemplated by this paragraph 5). Buyer's failure to exercise the Buyer Option, as and when required by this paragraph 5, shall immediately and automatically terminate Buyer's rights hereunder to obtain the Buyer Ruling with respect to the Proposed Acquisition, and thereupon, the Company may modify and/or resubmit the Third Party Ruling Request, in its entirety, and undertake any and all efforts to obtain the Third Party Ruling.

       6. The exemption from the Ownership Limit granted to Buyer by the Board of Directors pursuant to paragraph 2 above, if granted, shall be on substantially the same terms and subject to the same restrictions, limitations and conditions (but no other restrictions, limitations or conditions) as the exemption granted to the Third Party by the Board of Directors, including, without limitation, as to minimum Equity Stock ownership requirements, if any, and the ability of the Board of Directors to revoke, limit or modify the exemption, if any, provided that (a)


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October 21, 1996
Page 6


Buyer shall not be required to purchase any Equity Stock other than Common Stock, unless otherwise agreed by Buyer and the Company (it being understood that, if the exemption granted to the Third Party requires the purchase by the Third Party of any Equity Stock other than Common Stock or such exemption otherwise contains terms or conditions relating to Equity Stock other than Common Stock, unless otherwise agreed to by Buyer and the Company, the exemption granted to Buyer shall be adjusted to refer to equivalent values of Common Stock), and (b) such exemption shall not provide for Buyer's permitted Beneficial Ownership of Equity Stock to be reduced below that permitted by any previous exemption from the Ownership Limit granted to Buyer by the Board of Directors.

       7. Without limiting the provisions of paragraph 6 above, if the terms of the Proposed Acquisition require the Third Party to purchase shares of Equity Stock in excess (the number of such excess shares, the "Excess") of the shares of Equity Stock required to raise the value of the Third Party's ownership of Equity Stock above the 25% Limit, on or prior to the later of
(a) 270 days after the date of the Buyer Ruling, or (b) the date on which the Third Party is required to complete such purchase (as such date may be waived or extended by the Company and/or the Third Party), Buyer shall purchase shares of Common Stock (or such other Equity Stock as may be agreed by Buyer and the Company) equal in value to the Excess.

       8. The request for the Buyer Ruling and all documents and information required in connection therewith shall be in form and substance reasonably satisfactory to Buyer. Subject to the confidentiality requirements of the stockholder or proposed stockholder subject to the Proposed Acquisition, the Company shall promptly provide to the Buyer copies of the Third Party Ruling Request.

       9. Nothing in this Agreement shall require the Company to sell shares of Equity Stock directly or indirectly to the Buyer (or provide to the Buyer any preemptive rights or options with respect to the same).

       10. If a Buyer Ruling is required by this Agreement, the Company shall prepare the Buyer Ruling and bear the costs it incurs in connection with the preparation, filing and obtainment of the Buyer Ruling. As provided for in the Agreement, the Buyer may review the Buyer Ruling and it shall bear the costs it incurs in connection with such review (including, without limitation, the costs of any counsel and/or consultants it retains). If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.


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October 21, 1996
Page 7


       11. Without limiting any remedies of the Company, at law or in equity, Buyer's failure to purchase shares of Equity Stock pursuant to the terms of this Agreement, as and when required hereunder, shall cause this Agreement to immediately and automatically terminate and be of no further force or effect.

      12. Time is of the essence with respect to the performance by each of the party's hereto of their respective obligations hereunder.

      13. This agreement, incorporates by reference, as if specifically set forth herein, all of the provisions of Article 9 of the Stock Purchase Agreement, other than Sections 9.7, 9.11, 9.13 and 9.14 thereof. As used in such Article 9, the term "Agreement" shall mean this agreement.

      14. This agreement shall automatically terminate and be of no further force or effect (a) if at any time the Buyer Entities own less than 40,000 shares of Preferred Stock or 46,000 shares of Common Stock, or (b) on the later of (i) the first date on which no shares of Preferred Stock are outstanding, and (ii) December 31, 2001.

      15. Except as required by the transactions contemplated herein, none of the rights, responsibilities or obligations of any of the parties hereto may be assigned. Subject to the preceding sentence, this Agreement shall be binding on and inure to the benefit of the parties hereto, their successors and assigns.


                                        Very truly yours,

                                        ESSEX PROPERTY TRUST, INC.


                                        By:  /s/ KEITH R. GUERICKE
                                            ---------------------------------
                                                    Keith R. Guericke
                                                        President

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October 21, 1996
Page 8



ACCEPTED AND AGREED TO AS OF OCTOBER 21, 1996:

TIGER/WESTBROOK REAL ESTATE FUND, L.P.

By:  Tiger/Westbrook Real Estate Partners Management,
     L.L.C., its general partner

     By:  Westbrook Real Estate Partners, L.L.C.,
          its managing member

          By:  /s/ PAUL D. KAZILIONIS
             ------------------------------------
               Name:  Paul D. Kazilionis
               Title:  Managing Member

          By:  /s/ WILLIAM H. WALTON, III
             ------------------------------------
               Name:  William H. Walton, III
               Title:  Managing Member

TIGER/WESTBROOK REAL ESTATE CO-
INVESTMENT PARTNERSHIP, L.P.

By:  Tiger/Westbrook Real Estate Partners Management,
     L.L.C., its general partner

     By:  Westbrook Real Estate Partners, L.L.C.,
          its managing member

          By:  /s/ PAUL D. KAZILIONIS
             ------------------------------------
               Name:  Paul D. Kazilionis
               Title:  Managing Member

          By:  /s/ WILLIAM H. WALTON, III
             ------------------------------------
               Name:  William H. Walton, III
               Title:  Managing Member